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                                           EXHIBIT B.16.b
                                           Amended 3/17/98


                          B Y - L A W S

                                OF

            NEW ENGLAND HYDRO-TRANSMISSION CORPORATION



                            ARTICLE I

                           STOCKHOLDERS


    Section 1. Classes. The common stock of the corporation contains two classes of stock: Class A Common Stock and Class B Common Stock. Holders of the Class A Common Stock shall have general voting power. Holders of the Class B Common Stock shall not be entitled to vote for any purposes, except in matters specifically provided under Section 60 of Chapter 293-A of the New Hampshire Revised Statutes or corresponding provisions of any subsequent New Hampshire law.

    Section 2. Annual Meeting. The annual meeting of stockholders shall be held at the office of the corporation in Concord, New Hampshire, or at such other place as the president or a majority of the directors may designate, on the fourth Friday of March in each year, if it be not a legal holiday, and if it be a legal holiday, then on the next succeeding business day not a legal holiday. Purposes for which the annual meeting is to be held additional to those prescribed by law, by the articles of incorporation, and by these by-laws may be specified by the board of directors or by writing signed by the president or by a majority of the directors or by three or more stockholders who are entitled to vote and who hold at least one-tenth part in interest of the capital stock. If such annual meeting is omitted on the day herein provided therefor, a special meeting may be held in place thereof, and any business transacted or elections held at such meeting shall have the same effect as if transacted or held at the annual meeting.

    Section 3. Special Meetings. Special meetings of the stockholders may be called to be held anywhere within or without New Hampshire by the president, by the treasurer, or by a majority of the directors, and shall be called by the secretary, or in case of the death, absence, incapacity, or refusal of the secretary, by any other officer of the corporation, upon written application of one or more stockholders who are entitled to vote and who hold at least one-tenth part in interest of the capital stock entitled to vote at the meeting, stating the time, place, and purpose of the meeting.


    Section 4. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all the stockholders consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

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    Section 5.  Notice of Meetings.  A written or printed notice of each meeting of stockholders, stating the place, day, and hour thereof and the purposes for which the meeting is called, shall be given by the secretary, not less than ten nor more than fifty days before such meeting to each stockholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. In the absence or disability of the secretary, such notice may be given by a person designated either by the secretary or by the person or persons calling the meeting or by the board of directors. Meetings may be held without notice provided all stockholders entitled to vote thereat shall sign, either before or after the time stated in the notice, a written waiver of notice.

    Section 6. Quorum. At any meeting of the stockholders, a majority of the shares of stock of the corporation issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. When a quorum is present at any meeting, a majority of the stock represented thereat and entitled to vote shall, except where a larger vote is required by law, by the articles of incorporation, or by these by-laws, decide any question brought before such meeting.

    Section 7. Proxies and Voting. Stockholders who are entitled to vote shall have one vote for each share, and a proportionate vote for a fractional share, of stock owned by them. Stockholders may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which shall be filed with the secretary before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting. No proxy shall be valid after eleven months from the day of its execution, unless otherwise provided in the proxy, nor in any event after the final adjournment of such meeting.


                            ARTICLE II

                            DIRECTORS


    Section 1. Powers. The board of directors shall have, and may exercise, all the powers of the corporation, except such as are conferred upon the stockholders by law, by the articles of incorporation, and by these by-laws.

    Section 2. Election. A board of not less than one director shall be chosen by ballot at the annual meeting of the stockholders or at the special meeting held in place thereof. The number of directors for each corporate year shall be fixed by vote at the meeting at which they are elected but the stockholders may, at any special meeting held for the purpose during any such
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year, increase or decrease (within the limit above specified) the number of directors as thus fixed, and elect new directors to complete the number so fixed, or remove directors to reduce the number of directors to the number so fixed. The number of directors may be increased or decreased to a number no less than one and no more than seven by the directors at any time by a vote of a majority of the directors then in office until the next annual meeting or special meeting in lieu of such annual meeting, provided, however, that the directors may only eliminate vacancies existing by reason of the death, resignation, removal or disqualification of one or more directors. No director need be a stockholder. Subject to law, to the articles of organization and to the other provisions of these by-laws, each director shall hold office until the next annual meeting and until his successor is chosen and qualified.

    Section 3. Regular Meetings. Regular meetings of the board of directors may be held at such places and at such times as the board may by vote from time to time determine, and if so determined, no notice thereof need be given. A regular meeting of the board of directors may be held without notice immediately after, and at the same place as the annual meeting of the stockholders or the special meeting of the stockholders held in place of such annual meeting.

    Section 4. Special Meetings. Special meetings of the board of directors may be held at any time and at any place when called by the president, treasurer, or two or more directors, reasonable notice thereof being given to each director, or at any time without call or formal notice, provided all the directors are present or sign, either before or after the time stated in the notice, a written waiver of notice which is filed with the records of the meeting. In any case it shall be deemed sufficient notice to a director to send notice by mail or telegram at least forty-eight hours before the meeting addressed to him at his usual or last known business or residence address.

    Section 5. Consent in Lieu of Director's Meetings. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of directors. Such consents shall be treated for all purposes as a vote at a meeting.

    Section 6. Telephonic or Similar Director's Meetings. Members of the board of directors may participate in any regular or special meeting of the board of directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meetinng can hear each other at the same time, and participation in a meeting in such a manner shall constitute presence in person at such a meeting.

    Section 7. Quorum. A majority of the board of directors shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members in attendance thereat shall decide any question brought before such meeting.

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    Section 8.  Committees.  Standing or temporary committees may be appointed from its own number by the board of directors from time to time, with such duties and powers as may be prescribed by vote of the board of directors.

    Section 9. Removals. The stockholders may at any special meeting called for the purpose, by vote of a majority of the shares of stock of the corporation issued and outstanding, remove from office any director, with our without cause, and elect his successor.

    Section 10. Vacancies. If the office of any director is vacant for any reason, including an increase in the number of directors, the remaining directors, though less than a quorum, may elect a successor or successors who shall hold office for the unexpired term. If, for any reason, the remaining directors do not elect such successor or successors, the stockholders may elect such successor or successors.


                           ARTICLE III

                       OFFICERS AND AGENTS


    Section 1. Election and Appointment. The officers shall be a president, a secretary, a treasurer, and such other officers and agents as the board of directors may in their discretion elect or appoint. The president and each other officer shall be elected annually by the board of directors after its election by the stockholders. The president shall be a director.
So far as is permitted by law, any two or more offices may be filled by the same person. Subject to law, to the articles of incorporation, and to the other provisions of these by-laws, the president and each other officer shall hold office until the first meeting of directors after the next annual meeting of stockholders and until his successor is chosen and qualified unless sooner removed by vote of the board of directors. Each officer shall, subject to these by-laws, have in addition to the duties and powers herein set forth such duties and powers as the board of directors shall from time to time designate.

    Section 2. President and Vice Presidents. Except as otherwise determined by the board of directors, the president shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders and of the board of directors at which he is present. The president shall have custody of the treasurer's bond.

    Any vice presidents shall have such powers as the board of directors shall from time to time designate.

    Section 3. Secretary. The secretary shall keep an accurate record of the proceedings of all meetings of the stockholders and of the board of directors in books provided for the purpose, which books shall be kept at the registered office of the corporation and shall be open at all reasonable times to the inspection of any stockholder. In the absence of the secretary at any meeting of the stockholders or the board of directors, the proceedings of such meeting shall be recorded by an assistant secretary, or if there be none or he is absent, by a temporary secretary chosen at the meeting. The secretary and any such assistant or temporary secretary shall be sworn.

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    Section 4.  Treasurer and Assistant Treasurer.  The treasurer shall, subject to the direction and under the supervision of the board of directors, have general charge of the financial concerns of the corporation and the care and custody of the funds and valuable papers of the corporation, except his own bond, and he shall have power to endorse for deposit or collection all notes, checks, drafts, and other obligations payable to the corporation or its order, and to accept drafts on behalf of the corporation. He shall keep, or cause to be kept accurate books of account, which shall be the property of the corporation. If required by the board of directors he shall give bond for the faithful performance of his duty in such form, in such sum, and with such sureties as the board of directors may require.

    Any assistant treasurer shall have such powers as the board of directors shall from time to time designate.

    Section 5. Removals. The board of directors may, by vote of a majority of their entire number as fixed by the stockholders, remove from office any officer or agent of the corporation with or without cause.

    Section 6. Vacancies. If the office of any officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the directors may choose by a majority vote of their entire number, a successor or successors, who shall hold office for the unexpired term, subject to the provisions of Section 5 of this Article III.

                            ARTICLE IV

                    TRANSACTIONS OF INTERESTED
                      OFFICERS OR DIRECTORS


    No director or officer of this corporation shall be disqualified by his office from dealing or contracting with this corporation as a vendor, purchaser, or otherwise, and no transaction or contract of this corporation shall be void or voidable by reason of the fact that any director or officer of this corporation or any firm of which any such director or officer is a member or employee or any corporation of which any such director or officer is a shareholder, officer, director, or employee, is in any way interested in such transaction or contract, provided that, after such interest shall have been disclosed, such transaction or contract is or shall be authorized, ratified, or approved either (1) by vote of a majority of the Board of Directors, exclusive of any director or officer so interested in such transaction or contract, any director or officer who is a member or employee of a firm so interested in such transaction or contract, and any director or officer who is a shareholder, officer, director, or employee of a corporation so interested in such transaction or contract; or (2) by the written consent, or by a vote at a stockholders' meeting, of the holders of record of a majority of all the outstanding shares of stock of this corporation entitled to vote. No director or officer or this corporation shall be liable to account to this corporation for any profits realized by or from or through any such transaction or contract of this corporation authorized, ratified, or approved as aforesaid by reason of the fact that he, or any firm of which he is a member or employee or any corporation of which he is a shareholder, officer, director, or employee was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such contracts or transactions in any other manner provided by law.
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                            ARTICLE V

                         INDEMNIFICATION


    Section 1. General. The corporation shall indemnify each of its directors and officers, as defined in Section 6 of this Article V, against any loss, liability, or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by him in connection with the defense or disposition of any action, suit, or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in such action, suit, or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involved such indemnification, (a) by a disinterested majority of the directors then in office, or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or (c) by the vote, at a meeting duly called and held, of the holders of a majority of the stock outstanding and entitled to vote thereon, exclusive of any stock owned by any interested director or officer.

    Section 2. Books and Reports. In discharging his duties any such director or officer, when acting in good faith, shall be fully protected in relying upon the books of account of the corporation or of another organization in which he serves as contemplated by this Article, reports made to the corporation or to such other organization by any of its officers or employees or by counsel, accountants, appraisers, or other experts or consultants selected with reasonable care by the board of directors of the corporation or similar governing body of such other organization, or upon other records of the corporation or of such other organization.

    Section 3.  Regulatory Orders.  No director or officer, as defined in
Section 6 of this Article V, shall be liable for any act, omission, step, or conduct taken or had in good faith, which (whether by condition or otherwise) is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other Federal statute or any state statute regulating the corporation or a subsidiary, if any, by reason of their being public utility companies or public utility holding companies or by reason of their activities as such, or any amendments to any thereof. In any action, suit or proceeding based on any act, omission, step, or conduct, as in this Section described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this Section are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer shall be reimbursed for, or indemnified against, all loss, liability, and expense incurred by him or
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imposed on him, in connection with, or arising out of, any such action, suit, or proceeding based on any act, omission, step, or conduct taken or had in good faith as in this Section described; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interest of the corporation as heretofore provided in this Article. Such loss, liability, and expense shall include, but shall not be limited to, judgments, court costs, and attorneys' fees.

    Section 4. Advance of Expenses. Expenses incurred with respect to any action, suit, or proceeding referred to in this Article may be advanced by the corporation prior to the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification.

    Section 5. Rights not Exclusive. The rights of indemnification hereby provided shall not be exclusive of or affect any other right to which any director or officer may be entitled and such rights shall inure to the benefit of its or his successors, heirs, executors, administrators, and other legal representatives.

    Section 6. Definitions. As used in this Article, the terms "director" and "officer" are the directors and officers elected and appointed by the stockholders and directors and include persons who serve at the request of the corporation as directors, officers, or trustees of another organization in which the corporation has any direct or indirect interest as a shareholder, creditor, or otherwise. An "interested" director or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Article shall affect any rights to indemnification to which the corporation personnel other than directors and officers may be entitled by contract or otherwise under law.

                            ARTICLE VI

                          CAPITAL STOCK


    Section 1. Certificates. Each stockholder shall be entitled to a certificate of the capital stock of the corporation owned by him, in such form as shall in conformity to law, be prescribed from time to time by the board of directors. Such certificate shall be signed by the president or a vice president and by the secretary or an assistant secretary, and shall bear the seal of the corporation.

    Section 2. Transfer Books; Record Date. The treasurer or such agent or agents as may be employed by the treasurer with the approval of the board of directors shall keep the stock and transfer books of the corporation, and a record of all certificates of stock issued and of all transfers of stock, and a register of all the stockholders, their addresses, and the number of shares held by each, in books provided for that purpose.

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    The board of directors may fix in advance a time, not more than thirty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. For the purpose of determining the shareholders entitled to notice of or to vote at a meeting of shareholders, the record date shall be set not less than ten days preceding the date of the meeting. In lieu of fixing such record date, the board of directors may for any of such purposes close the transfer books for all or any part of such thirty-day period.

    The treasurer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

    Section 3. Transfer of Shares. Title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a written power of attorney to sell, assign, or transfer the same or the shares represented thereby, properly executed; but the person registered on the books of the corporation as the owner of shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, shall be held liable for such calls and assessments, if any, as may lawfully be made thereon, and except only as may be required by law, may in all respects be treated by the corporation as the exclusive owner thereof.

    It shall be the duty of each stockholder to notify the corporation of his post office address.

    Section 4. Loss of Certificates. In case of the alleged loss or destruction, or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such reasonable terms as the board of directors may prescribe.

                           ARTICLE VII

                               SEAL


    The seal of the corporation shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the words "New England Hydro-Transmission Corporation " and "1984 - New Hampshire" cut or engraved thereon.


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                           ARTICLE VIII

                       EXECUTION OF PAPERS


    Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts, and other obligations made, accepted, endorsed, or released by the corporation, shall be signed by any officer of the corporation.


                            ARTICLE IX

                           FISCAL YEAR


    Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall be the calendar year.


                            ARTICLE X

                         CORPORATE BOOKS

    The minutes of the proceedings of the Shareholders and Board of Directors of the corporation shall be kept in the City of Concord in the State of New Hampshire.


                            ARTICLE XI

                            AMENDMENTS


    These by-laws may be amended, altered, or repealed or new by-laws may be adopted at any meeting of the stockholders (or, prior to the issue of the initial capital stock, at any meeting of the Board of Directors), provided notice of the proposed amendment, alteration, repeal, or adoption is given in the notice of the meeting.